Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

      This ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of October 18, 2004, by and between CLICKNSETTLE.COM, INC., a Delaware corporation (the "Seller"), and National Arbitration and Mediation, Inc., a New York corporation (the "Buyer").

      Capitalized terms used but not otherwise defined herein shall have the respective meanings in the Appendix of Definitions.

                                    RECITALS:

      WHEREAS, Seller owns an arbitration and mediation services business (the "Business"); and

      WHEREAS, Buyer desires to acquire the Business in exchange for the consideration set forth herein.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    PURCHASE AND SALE OF ASSETS/ASSUMPTION OF LIABILITIES.

      1.1. Purchased Assets. On the terms and subject to the conditions contained herein, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller at the Closing, all of Seller's rights, title and interest in and to all of the assets of the Seller (the "Purchased Assets"), except for (i) $200,000 of cash less (a) transaction costs including, without limitation, legal, accounting, tax advice, fairness opinion and printing and mailing of the proxy statement, and (b) the transactional and due diligence costs related to any potential acquisition by the Seller, and (ii) 60 percent of the excess amount of the Remaining Net Capital before Commitments over $380,462 on the Closing Date, if any.

      1.2. Assumed Liabilities. On the terms and subject to the conditions contained herein, on the Closing Date, Buyer shall assume and agree to perform and discharge, when and as due, all liabilities and obligations of the Seller, as the same may exist at or accrue following the Closing Date as they relate to the Business, including, without limitations, all employment agreements, the EEOC claims and leases.

      1.3. Israel Waiver. In the event the Closing occurs, Mr. Israel hereby acknowledges that he shall not trigger his change-in-control provision under his employment agreement as a result of the Buyer acquiring the Business.

      1.4. Liabilities Not Assumed. Buyer shall not assume or be liable for Taxes, if any, for which Seller is responsible for as a result of this transaction nor shall Buyer assume or be


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liable for liabilities not relating to the Business and any shareholder actions
(the "Excluded Liabilities").

2.    CLOSING.

      2.1. Time; Place. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., Eastern Time, on a date to be mutually agreed upon by the second business day following the approval of the Sale by the requisite number of shareholders of the Seller, or as soon thereafter as the conditions in Section 6 are satisfied or waived by the applicable party, or at such other time, date or place as may be mutually agreed upon by Buyer and Seller and in no event later than March 31, 2005 (the "Closing Date"). At the Closing, (i) Seller shall sell, assign, transfer, convey and deliver to Buyer (or its designee) the Purchased Assets; (ii) Buyer shall assume the Assumed Liabilities; (iii) Seller will deliver to Buyer the various agreements, certificates and documents, referred to in Section 6.2.6; and (iv) Buyer will deliver to Seller the various agreements, certificates and documents referred to in Section 6.1.5.

      2.2. Effective Time. Title to the Purchased Assets shall be deemed to have been transferred to Buyer at 11:59 p.m. (Eastern Time) on the Closing Date.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER.

      Seller represents and warrants to Buyer that the statements contained in this Section 3 are true and correct on the date hereof and at Closing, except
(i) as in the disclosure schedule provided by Seller to Buyer on the date hereof and attached hereto (the "Disclosure Schedule"), if any, (ii) to the extent of changes or developments expressly contemplated by the terms of this Agreement, and (iii) except for representations and warranties that speak as of a specific date or time (which need only to be true and correct as of such date or time).

      3.1. Organization, Power and Qualification. Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on the Business as now conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the operation or ownership of the Purchased Assets requires such qualification, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.

      3.2. Authorization; Enforceability. Seller has all necessary power and authority to make, execute and deliver this Agreement and all other agreements and documents to be executed and delivered by it pursuant hereto, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other agreements and documents to be executed and delivered herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly approved and authorized by all necessary corporate actions on behalf of Seller or will be at the time of Closing. This Agreement constitutes, and all other agreements and documents to be executed and delivered by Seller will, upon execution by Buyer, constitute the valid and binding agreements of Seller, enforceable in


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accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting the enforcement of creditors' rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER.

      As an inducement for Seller to enter into this Agreement, Buyer represents and warrants to Seller that the statements contained in this Section 6 are true and correct on the date hereof and at Closing, except (i) to the extent of changes or developments expressly contemplated by the terms of this Agreement and (ii) except for representations and warranties that speak as of a specific date or time (which need only to be true and correct as of such date or time).

      4.1. Organization. Buyer is a corporation, duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.

      4.2. Authorization; Enforceability. Buyer has all requisite power and authority to execute and deliver this Agreement and all other agreements and documents to be executed and delivered by Buyer pursuant hereto and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and all other agreements and documents to be executed and delivered by Buyer pursuant hereto, and the consummation of the transactions contemplated hereby and thereby have been duly approved and authorized by all necessary action on Buyer's part and this Agreement and all other agreements and documents to be executed and delivered by Buyer pursuant hereto constitute the valid and binding agreements of Buyer, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting the enforcement of creditors' rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.    COVENANTS OF THE PARTIES.

      5.1. Buyer's Covenants. Following the Closing Date, Buyer agrees to provide, without charge, the services of Ms. Giuliani-Rheaume as CFO of the Seller for the earlier of (i) a one-year period from the Closing Date as long as Ms. Giuliani-Rheaume remains an employee of Buyer and (ii) the closing of a Seller Transaction. In the event Ms. Giuliani-Rheaume is no longer an employee of Buyer, then Buyer shall substitute Ms. Sharon Noto in her place. The Buyer shall also provide Ms. Giuliani-Rheaume the necessary and reasonable support to carry out the reporting obligations of the Company during such period without any charge.

      5.2. Taxes.

            5.2.1. Cooperation. From and after the Signing Date, Seller and Buyer shall (and shall cause their respective Affiliates to) cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, Tax data, relevant Tax Returns or portions thereof and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (a) for the preparation by such other party of any Tax Returns or (b) in connection with any Tax audit or proceeding


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including one party (or an Affiliate thereof) to the extent such Tax audit or proceeding relates to or arises from the transactions contemplated by this Agreement.

            5.2.2. Allocation of Consideration. Buyer's Consideration shall be allocated among the Purchased Assets, and the value of the Purchased Assets and any liabilities assumed by Seller shall be allocated among Buyer's Consideration, in a manner consistent with a schedule to be jointly prepared by the parties on or prior to the Closing Date (the "Allocation Schedule"), and which shall be prepared in accordance with Treas. Reg. Section 1.1060-1 (or any comparable provision of state or local Tax Law) or any successor provision. The parties agree that they will report the federal, state, local and other Tax consequences of the purchase and sale hereunder (including in filings on IRS Form 8594) in a manner consistent with such allocation and that they will not take any position inconsistent therewith in connection with any Tax Return, refund claim, litigation or otherwise, unless and to the extent required to do so pursuant to applicable law. Seller and Buyer shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation. Notwithstanding any other provision of this Agreement, the foregoing Section 5.2.2 shall survive any termination or expiration of this Agreement.

            5.2.3. Transfer Taxes. Buyer and Seller shall each be equally responsible for any sales, use, excise, transfer, or other similar Tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto, and will coordinate the payment of such Taxes and other amounts with the other party. As between Buyer, on the one hand, and Seller, on the other hand, the party that has the primary responsibility under applicable Law for filing any Tax Returns required to be filed in respect of such Taxes shall prepare and timely file such Tax Returns; provided that such party's preparation of such Tax Returns shall be subject to the other party's approval, which approval shall not be unreasonably withheld. Buyer and Seller shall cooperate and make all efforts to obtain any available exemptions from such Taxes.

            5.2.4. Proration of Taxes. All personal property Taxes or similar ad valorem obligations levied with respect to the Purchased Assets for any taxable period that includes the day before the Closing Date and ends after the Closing Date shall be prorated between Seller and Buyer as of 12:01 A.M. on the Closing Date. If any Taxes subject to proration are paid by Buyer, on the one hand or Seller, on the other hand, the proportionate amount of such Taxes paid (or in the event any portion of such Taxes previously paid is received as a refund, such refund net of any Taxes payable with respect to the receipt of any interest included in such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund).

            5.2.5. Unbilled Transactional Taxes. If a Tax assessment is levied upon any party by an authorized Tax jurisdiction for unbilled transactional Taxes that are the obligation of the other party under this Agreement, then the non-assessed party shall reimburse the assessed party for those Taxes including any interest and penalty.

            5.2.6. Tax Structure Disclosure. Notwithstanding anything herein to the contrary, each party to the transactions contemplated herein (and each Affiliate and Person acting on behalf of any such party) agrees that each party (and each employee, representative, and other agent of such party) may disclose to any and all Persons, of any kind, the tax treatment and tax


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structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws; provided, however, that such disclosure may not be made until the earliest of the date of any public announcement of the discussions relating to the transaction, the date of any public announcement of the transaction and the date of the execution of this Agreement. This authorization is not intended to permit disclosure of any other information including: (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction; (ii) the identities of participants or potential participants in the transaction; (iii) the existence or status of any negotiations; (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction); or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

      5.3. Post Closing Adjustments. The parties shall cooperate with each other following the Closing and shall make all adjustments necessary to insure that each party receives the benefits they are entitled to under the Agreement.

      5.4. Shareholders Vote. The Seller shall hold a meeting of shareholders to approve the Sale in a timely manner.

6.    CONDITIONS TO CLOSING.

      6.1. Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

            6.1.1. Representations and Warranties; Performance of Obligations.
(i) All representations and warranties made by Seller contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date, except (a) for changes contemplated or permitted by this Agreement, (b) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date, subject to clause (c) below), and (c) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (ii) Seller shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with it under the terms of this Agreement on or prior to Closing.

            6.1.2. Certificate. Seller shall have delivered to Buyer a certificate of a duly authorized officer, dated as of the Closing Date, certifying to the effects in Section 6.1.1.

            6.1.3. No Material Adverse Change. No Material Adverse Effect shall have occurred with respect to the Business.

            6.1.4. No Suit. No suit, action or other proceeding or investigation shall, to the knowledge of any party to this Agreement, be pending before or by any Governmental Authority


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or by any third party seeking to restrain or prohibit the consummation of the
Sale, or seeking damages as a result thereof.

            6.1.5. Closing Documents. The following items shall have been delivered to Buyer, or waived by Buyer:

                  (i) A duly executed bill of sale in form and substance
            reasonably satisfactory to Buyer;

                  (ii) The officer's certificates required to be delivered
            pursuant to Section 6.1.2;

                  (iii) All other instruments of conveyance and transfer, in form and substance reasonably acceptable to Buyer, as may be necessary to convey the Business to Buyer.

      6.2. Conditions to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to each Closing of each of the following conditions:

            6.2.1. Representations and Warranties; Performance of Obligations. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as though such representations and warranties were made as of the Closing Date. Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

            6.2.2. Certificate. Buyer shall have delivered to Seller a certificate of a duly authorized officer, dated as of the Closing Date, certifying to the effects in Section 6.2.1.

            6.2.3. No Suit. No suit, action or other proceeding or investigation shall, to the knowledge of any party to this Agreement, be pending before or by any Governmental Authority or by any third party seeking to restrain or prohibit the consummation of the Sale.

            6.2.4. Fairness Opinion. The Company shall have received a fairness opinion from Capitalink, or any other firm chosen solely by the Company, expressing the opinion that the Sale is fair to the non-Affiliated shareholders of the Company.

            6.2.5. Shareholder Vote. The Company shall have received the requisite vote of its shareholders approving the Sale.

            6.2.6. Closing Documents. The following items shall have been delivered to Seller:

                  (i) The officer's certificate required to be delivered
            pursuant to Section 6.2.2; and


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                  (ii) All other instruments of transfer, in form and substance reasonably acceptable to Seller, as may be necessary for Buyer to assume the Assumed Liabilities.

7.    TERMINATION.

      7.1. Termination. This Agreement may be terminated at any time prior to Closing upon notice:

            7.1.1. By Buyer, if there has been a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition in Section 6.1; and such breach cannot be cured within 30 days from notice of such event;

            7.1.2. By Seller, (i) if there has been a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement which failure cannot be cured within 30 days from notice of such event, (ii) if the requisite number of votes of shareholders approving the Sale is not received, or (iii) in the event the Seller receives an offer for the Business that the Board of Directors of the Seller believes, in the exercise of their fiduciary duty, to be better for the shareholders of the Seller than the Buyer's offer (the "Competing Offer") and the Board accepts such offer;

            7.1.3. By the mutual written consent of the parties; or

            7.1.4. If the Closing does not take place on or before March 31, 2005 and such failure to effectuate the Closing is not caused by the terminating party.

      7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall become void and no party to this Agreement shall have any liability or further obligation to any other party; provided, however, that the provisions of Sections 9.4, 9.5, 9.7 and 9.17 shall remain in full force and effect; provided, further, however, that nothing herein shall relieve any party for willful breach. If the Seller accepts a Competing Offer and terminates this Agreement, it shall pay the Buyer $25,000 within five (5) business days of closing the Competing Offer to cover Buyer's reasonable out-of-pocket costs..

8.    INDEMNIFICATION/LIMITATION ON LIABILITY.

      8.1. Indemnification of Buyer. Seller covenants and agrees with Buyer that it shall reimburse and indemnify and hold Buyer and its Affiliates, and their respective directors, officers, employees and agents (the "Buyer Indemnified Party"), harmless from, against and in respect of any and all actions, suits, claims, proceedings, assessments, damages, fines, judgments, liabilities, costs and expenses, (including, without limitation, reasonable attorneys' fees, but excluding any incidental, consequential or punitive damages) ("Losses") as and when incurred by any Buyer Indemnified Party that result from:

            8.1.1. Any breach of any representations or warranties of Seller under this Agreement;


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            8.1.2. Any breach of, or failure to perform, any covenants or agreements of Seller under this Agreement; and

            8.1.3. The Excluded Liabilities.

      8.2. Indemnification of Seller. Buyer covenants and agrees with Seller that it shall reimburse and indemnify and hold Seller and its Affiliates, and their respective directors, officers, employees and agents (the "Seller Indemnified Party," together with the Buyer Indemnified Party, collectively referred to as the "Indemnified Party"), harmless from, against and in respect of any and all Losses as and when incurred by any Seller Indemnified Party that result from:

            8.2.1. Any breach of any representations or warranties of Buyer under this Agreement;

            8.2.2. Any breach of, or failure to perform, any covenants or agreements of Buyer under this Agreement; and

            8.2.3. The ownership and operation of the Business, the Purchased Assets or the Assumed Liabilities.

      8.3. Procedure. Each Indemnified Party shall give either Buyer or Seller, as applicable, in its role as an indemnifying party (the "Indemnifying Party"), prompt notice of any Loss asserted or threatened against such Indemnified Party on the basis of which such party intends to seek indemnification (but the obligations of the Indemnifying Party shall not be conditioned upon receipt of such notice, except to the extent that the Indemnifying Party is actually prejudiced by such failure to receive such notice). The Indemnified Party will provide such other information with respect thereto as the Indemnifying Party may be reasonably request. To the extent that a Loss arises from a third party claim against an Indemnified Party, the Indemnifying Party shall promptly assume the defense of any Indemnified Party with counsel reasonably satisfactory to such Indemnified Party and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, any Indemnified Party shall be entitled, at its sole expense, to employ counsel separate from counsel for the Indemnifying Party and from any other party in such action, proceeding, or investigation. Any settlement of a Loss for other than money damages must have the prior written approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed.

      8.4. Cooperation. The parties agree reasonably to cooperate with one another and their respective counsel in contesting and defending any Loss in any manner the other party may reasonably request (including furnishing evidence and testimony and granting reasonable access to the pertinent books, records and personnel (to the extent such personnel are available) in their possession or control).

      8.5. Tax Indemnity. Seller covenants and agrees that it shall reimburse, indemnify and hold Buyer and its Affiliates harmless from, against, and in respect of, any and all demands, investigations, audits and Losses (including reasonable attorneys' and accountants' fees and expenses) as and when sustained, incurred or suffered by Buyer or any of its Affiliates, directly or indirectly, by reason of or resulting from any Tax liability of Seller or any liability of Seller


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for the unpaid Taxes of any Person under Treas. Reg. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise, including but not limited to, any such liability of Seller for any state or local sales or use Tax. Notwithstanding any other provision of this Agreement to the contrary, any obligation of Seller pursuant to this Section 8.5 shall be unconditional and absolute and shall survive until 30 days after the expiration of the applicable statute of limitations, provided that, if on the last date of such survival period Seller is under audit or shall have received a notice of any Tax audit, such obligations shall survive until the date on which all such audits are completely and finally resolved.

      8.6. Survival. The representations, warranties and indemnities made by Seller, on the one hand, and by Buyer, on the other hand, under this Agreement shall survive for a period of two years (the "Survival Period") from the Closing Date, provided, however, that any indemnity with respect to Taxes shall survive until 30 days after the expiration of the applicable statute of limitations, and provided, further, that this limitation shall not extinguish any claim for indemnification of Seller or Buyer, as applicable, who has given notice of a Loss prior to the end of the Survival Period. The covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms.

      8.7. Exclusive Remedy. The provisions of this Section 8 shall constitute the sole and exclusive remedy with respect to any and all claims between the parties hereto for money damages arising under or arising out of this Agreement or the transactions contemplated hereby.

9.    GENERAL PROVISIONS.

      The parties further covenant and agree as follows:

      9.1. Entire Agreement. This Agreement and the other agreements and documents referred to herein express the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof, are merged into and superseded by this Agreement.

      9.2. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a written notice signed by the party or parties waiving such terms or conditions.

      9.3. Amendments. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties.

      9.4. Expenses. Except as otherwise expressly provided herein, the parties shall each pay its or their own expenses, including, without limitation, the expenses of its or their own counsel, investment bankers and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby.

      9.5. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested; telecopier, or overnight courier to the parties below. Such notices shall be


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deemed given: at the time personally delivered, if delivered by hand; at the time received if sent certified or registered mail; when receipt is acknowledged by facsimile equipment if telecopied; and the third business day after timely delivery to the courier for overnight delivery, if sent by a nationally recognized overnight courier service.

      If to Seller:     CLICKNSETTLE.COM, Inc.
                        1010 Northern Boulevard
                        Suite 336
                        Great Neck, NY 11021
                        Attn: CEO

      If to Buyer:      National Arbitration and Mediation, Inc.
                        1010 Northern Boulevard
                        Suite 336
                        Great Neck, NY 11021
                        Attn: CEO

      9.6. Assignment. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of the other parties; except, that Buyer may assign all or part of its rights under this Agreement and may delegate all or part of its obligations under this Agreement to an Affiliate without consent. In the event of any such assignment and delegation, the term "Buyer" as used in this Agreement shall be deemed to refer to each such assignee of Buyer and shall be deemed to include both Buyer and each such assignee where appropriate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties.

      9.7. Commissions and Finder's Fees. Buyer on the one hand, and Seller on the other hand, represent and warrant that none of them has retained or used the services of any individual, firm or corporation in such manner as to entitle such individual, firm or corporation to any compensation for brokers' or finders' fees with respect to the transactions contemplated hereby for which the other may be liable.

      9.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, for any reason, such provision shall be reformed to the maximum extent permitted so as to preserve the parties' original intent, failing which, it shall be severed from this Agreement with the balance of the provision of this Agreement continuing in full force and effect and shall in no way be affected, impaired or invalidated, as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party.

      9.9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

      9.10. Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

      9.11. Interpretation. In this Agreement, unless a clear contrary intention appears, the singular number includes the plural number and vice versa.

      9.12. Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of the other party, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to perfect transfer of the Purchased Assets or otherwise to carry out the obligations of such requested party hereunder.

      9.13. Publicity. Neither Buyer nor Seller shall make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of the other party or, if required by Law, without prior consultation with the other party.

      9.14. No Third Party Beneficiaries. Except for the provisions of Section 8 relating to Indemnified Parties under this Agreement, (i) the provisions of this Agreement are solely for the benefit of the parties hereto and their permitted assignees and are not intended to confer upon any Person, except the parties hereto, any rights or remedies hereunder, and (ii) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

      9.15. Waiver of Trial by Jury. The parties hereby knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect to any litigation arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. This provision is a material inducement for Buyer and Seller entering into this Agreement.

      9.16. Cumulative Remedies. All rights and remedies of the parties hereto are cumulative of each other and of every other right or remedy such parties may otherwise have at Law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      9.17. Governing Law; Exclusive Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the Laws of the State of New York, excluding any choice of Law rules which may direct the application of the Laws of another jurisdiction. Any and all claims, actions, causes of action, suits and proceedings related to the foregoing shall be filed and maintained only in the state courts of the State of New York and the parties hereby consent to and submit to the exclusive jurisdiction of such Court.

      9.18. Waiver of Bulk Transfer Laws. Buyer hereby waives compliance by Seller with the provisions of the bulk transfer Laws (of any jurisdiction) in connection with the transactions contemplated by this Agreement.


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

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties on the date first written above.


                                  CLICKNSETTLE.COM, INC.

                                  By:    /s/ Patricia Giuliani-Rheaume
                                         ------------------------------------
                                  Name:  Patricia Giuliani-Rheaume
                                  Title: Vice President


                                  NATIONAL ARBITRATION AND MEDIATION, INC.

                                  By:    /s/ Roy Israel
                                         ------------------------------------
                                  Name:  Roy Israel
                                  Title: President


/s/ Roy Israel
----------------------------------------------
Roy Israel, Solely with respect to Section 1.3

                             APPENDIX OF DEFINITIONS

      The following definitions shall be applicable for purposes of the Agreement except as otherwise specifically provided to the contrary in the text of the Agreement.

      "Affiliates" shall mean, with respect to any entity, any other entity controlling, controlled by or under common control with such entity, whether directly or indirectly through one or more intermediaries, but excluding the officers or directors of an entity or entities controlled by an officer or director.

      "Agreement" shall have the meaning in the Preamble.

      "Allocation Schedule" shall have the meaning in Section 5.2.2.

      "Assumed Liabilities" shall have the meaning in Section 1.2.

      "Business" shall have the meaning in the Recitals.

      "Buyer" shall have the meaning in the Preamble.

      "Buyer Indemnified Party" shall have the meaning in Section 8.1.

      "Closing" shall have the meaning in Section 2.1.

      "Closing Date" shall have the meaning in Section 2.1.

      "Competing Offer" shall have the meaning in Section 7.1.2.

      "Disclosure Schedule" shall have the meaning in Section 3.

      "Excluded Liabilities" shall have the meaning in Section 1.4.

      "Indemnified Party" shall have the meaning in Section 8.2.

      "Indemnifying Party" shall have the meaning in Section 8.3.

      "IRS" shall mean the United States Internal Revenue Service.

      "Laws" shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

      "Losses" shall have the meaning in Section 8.1.

      "Material Adverse Effect" shall mean any change or effect that is, or is reasonably likely to be, materially adverse to: (i) the assets or properties constituting the Business, (ii) the Assumed Liabilities, or (iii) the ability of Seller to fulfill its obligations hereunder.

      "Remaining Net Capital Before Commitments" shall mean the fair market value of the assets purchased less the following: (i) recorded liabilities assumed; (ii) commitment due to American Lawyer Media in the amount of $75,854 and (iii) $200,000 of cash to remain with the Seller (to be adjusted based on the timing of payments for the transaction costs).

      "Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, limited liability company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or department, agency or political subdivision thereof).

      "Purchased Assets" shall have the meaning in Section 1.1.

      "Sale" shall mean the sale of the Business as contemplated by the Agreement.

      "Seller" shall have the meaning in the Preamble.

      "Seller Indemnified Party" shall have the meaning in Section 8.2.

      "Seller Transaction" shall mean a transaction by which the Seller acquires a new business.

      "Survival Period" shall have the meaning in Section 8.6.

      "Taxes" shall mean taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's withholding, other withholding, unemployment and social security taxes, which are imposed by any Governmental Authority, including in each case any interest, penalties or additions to tax attributable thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

      "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.


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